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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 17 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated November 11, 1997 and December 19, 1997, relating to the financial statements and financial highlights of Evergreen U.S. Real Estate Equity Fund and Evergreen Global Real Estate Equity Fund, respectively, appearing in the September 30, 1997 and October 31, 1997 Annual Report to Shareholders of Evergreen U.S. Real Estate Equity Fund and Evergreen Global Real Estate Equity Fund, respectively, which financial statements and financial highlights are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

/s/Price Waterhouse LLP
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
February 4, 1998